UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 31, 2019 (May 26, 2019)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $.01	CAR	The NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer
On May 28, 2019, Avis Budget Group, Inc. (the “Company”) announced the planned departure of Larry D. De Shon, President and Chief Executive Officer, after a 13-year career with the Company, effective as of the Company’s appointment of a successor. Mr. De Shon will also resign from the Board of Directors of the Company at such time. Mr. De Shon will continue to be employed by the Company until December 31, 2019. The Board of Directors has formed an Executive Search Committee to identify a successor to Mr. De Shon.
Separation Agreement
Mr. De Shon has entered into a Separation and Consulting Agreement with the Company dated May 26, 2019 (the “Separation Agreement”).  The Separation Agreement provides for cash severance in the amount of $7,500,000 and continuation of certain specified perquisites for two years as well as certain health benefits and tax services related to Mr. De Shon’s assignment in the United Kingdom from 2011-2015.  Consistent with Mr. De Shon’s employment agreement with the Company, the Separation Agreement provides that stock-based awards scheduled to vest by the two-year anniversary of the separation date will immediately vest following the separation date; provided that any such awards that vest based on the achievement of specific objective performance goals will not vest in full, but will remain outstanding and become vested or forfeited at such time(s) as provided in accordance with the terms and conditions of the applicable award agreement.  As a result, 105,112 performance-based restricted stock units granted in 2019 will be forfeited.  Under the terms of the Separation Agreement, 23,359 time-based restricted stock units, granted to Mr. De Shon in 2019, will vest upon separation, and certain obligations will be imposed on Mr. De Shon, including non-disparagement obligations.
The Separation Agreement also provides for a one-year post-employment consulting arrangement with aggregate consulting fees of $1.0 million. Mr. De Shon’s consulting fees will be paid in full if the consulting arrangement is terminated by the Company for any reason other than for “cause” or due to death or disability.
A copy of the Separation Agreement is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 7.01	Regulation FD Disclosure

On May 28, 2019, Avis Budget Group, Inc. issued a press release announcing CEO succession as described above. A copy of the press release is furnished herewith as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Separation Agreement between Mr. De Shon and Avis Budget Group, Inc. dated May 26, 2019
99.1	Press Release Dated May 28, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: May 31, 2019

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 31, 2019 (May 26, 2019)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Mr. De Shon and Avis Budget Group, Inc. dated May 26, 2019
99.1	Press Release Dated May 28, 2019